News Release | For Distribution

Exhibit 99.1

Zix Corporation Achieves Record in Total Orders and Increases New Sales in Q1 by More than 20 Percent

Backlog reaches $60 million for first time

DALLAS — Apr. 23, 2013 — Zix Corporation (NASDAQ: ZIXI), the leader in email encryption services, today announced financial results for the first quarter ended Mar. 31, 2013.

First Quarter 2013 Financial Highlights

•	First quarter new first year orders of $2.1 million, an increase of 21.7% year-over-year

•	First quarter revenue of $11.8 million, an increase of 14.2% year-over-year, the Company’s 17th consecutive quarterly record in revenue

•	First quarter GAAP net income of $0.01 per share, a decrease of 76.0% year-over-year (1)

•	First quarter Non-GAAP net income of $0.03 per share, a decrease of 23.7% year-over-year (1)

•	The Company generated approximately $1.1 million in cash flow from operations, a decrease of $1.5 million year-over-year

•	Cash and cash equivalents totaled $24.2 million, an increase of $1.2 million compared to the Dec. 31, 2012, ending cash balance

•	The year-over-year decline in earnings and cash flow was the expected result of increased investments in new products, sales and marketing, and activity surrounding recently settled patent litigation

“Our solid business fundamentals continue to produce outstanding results, including new records in total orders and backlog and strong growth of new first year orders year-over-year. We are pleased with our continued success in email encryption and excited to provide updates on our new solutions. ZixDLP was delivered on time and on budget, with customer contracts signed even before the March 29 launch. Our BYOD solution is on schedule and currently in beta testing with customers. The progress on our new products combined with our steady results in email encryption position ZixCorp to achieve its goals for the full year,” said Rick Spurr, ZixCorp’s Chairman and Chief Executive Officer.

First Quarter 2013 Corporate Financial Summary and Other Operational Metrics

$ in Millions, except per share and % data	Q1 2013	Q1 2012	% or $ Change (1)
Revenue	$11.8	$10.3	14.2%
GAAP Gross Profit	$9.8	$8.4	16.4%
GAAP Net Income	$0.6	$2.4	(76.6)%
GAAP Net Income Per Share – Diluted	$0.01	$0.04	(76.0)%
Non-GAAP Adjusted Gross Profit(2)	$9.9	$8.5	16.5%
Non-GAAP Adjusted Net Income (2)	$2.1	$2.9	(25.7)%
Non-GAAP Adjusted Net Income Per Share-Diluted (2)	$0.03	$0.04	(23.7)%
Adjusted EBITDA (2) (3)	$2.5	$3.3	(23.9)%
Adjusted EBITDA Margin (2) (3)	21.6%	32.4%	(10.8	)pt
New First Year Orders	$2.1	$1.7	21.7%
Total Orders	$13.9	$9.1	53.3%
Bookings Backlog (4)	$59.6	$52.3	13.9%

(1)	Changes are based on actuals versus numbers shown in the columns, which may reflect rounding
(2)	A reconciliation of GAAP to Non-GAAP adjusted results is attached to this press release and is available on ZixCorp’s investor relations Web site at http://investor.zixcorp.com
(3)	Adjusted earnings before interest, taxes, depreciation and amortization
(4)	Service contract commitments that represent future revenue to be recognized as the services are provided

Business Highlights

•

ZixCorp launched ZixDLPTM to address business’s greatest source of data loss—email. By focusing strictly on email, ZixCorp provides a straightforward DLP approach that decreases the cost, reduces deployment time from months to hours and minimizes impact on customer resources and workflow. As expected, ZixDLP was commercially available on March 29, 2013, and is deployable as an add-on for existing ZixCorp customers or as a bundle or standalone for new customers.

•

ZixCorp grew its replacement wins in 2012 by 80% year-over-year. Examples of companies that replaced their existing solution with ZixCorp® Email Encryption Services include Axium Healthcare Pharmacy, Credit Union of Texas, Emdeon and High Desert Medical Group.

Outlook

For the second quarter 2013, the Company forecasts revenue to be between $11.5 million and $11.7 million and fully diluted adjusted earnings per share to be $0.03 to $0.04. For the full year 2013, the Company reaffirms previously issued revenue guidance of $48 million to $50 million and fully diluted Non-GAAP adjusted earnings per share of $0.19 to $0.20.

Conference Call Information

The Company will discuss its financial results and outlook on a conference call on Tuesday, Apr. 23, 2013, at 5 p.m. ET. A live webcast of the conference call will be available on the Company’s investor relations Web site at http://investor.zixcorp.com. Alternatively, participants can access the conference call by dialing 1-877-415-3183 (U.S. toll-free) or 1-857-244-7326 (international) at least 15 minutes before the call and entering access code 38609716. An audio replay of the conference will be available until May 1, 2013, by dialing 1-888-286-8010 (U.S. toll-free) or 1-617-801-6888 (international) and entering the access code 72196649. An archive for the webcast will also be available on the ZixCorp investor relations Web site.

About Zix Corporation

ZixCorp offers industry-leading email encryption and a unique email DLP solution to meet your company’s data protection and compliance needs. ZixCorp is trusted by the nation’s most influential institutions in healthcare, finance and government for easy to use secure email solutions. ZixCorp is publicly traded on the Nasdaq Global Market under the symbol ZIXI, and its headquarters are in Dallas, Texas. For more information, visit www.zixcorp.com.

SOURCE Zix Corporation

Contacts

ZixCorp Investor Relations: Todd Kehrli (323) 468-2300, zixi@mkr-group.com

Public Relations: Taylor Stansbury (214) 370-2134, tstansbury@zixcorp.com

Statements in this release that are not purely historical facts or that necessarily depend upon future events, including statements about forecasts of revenue or earnings or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based upon information available to ZixCorp on the date this release was issued. ZixCorp undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to how privacy and data security law mandates may affect demand for email encryption, ZixCorp’s ability to obtain and retain customers, grow revenues and deliver new products. ZixCorp may not succeed in addressing these and other risks. Further information regarding factors that could affect ZixCorp financial and other results can be found in the risk factors section of ZixCorp’s most recent filing on Form 10-K with the Securities and Exchange Commission.

ZIX CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2013 (unaudited)	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$24,208,000	$22,988,000
Receivables, net	1,675,000	967,000
Prepaid and other current assets	1,473,000	1,697,000
Deferred tax assets	1,604,000	1,600,000

Total current assets	28,960,000	27,252,000
Property and equipment, net	2,264,000	2,384,000
Goodwill	2,161,000	2,161,000
Deferred tax assets	51,018,000	51,052,000
Other assets	—	—

Total assets	$84,403,000	$82,849,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$3,306,000	$3,156,000
Deferred revenue	17,427,000	17,470,000

Total current liabilities	20,733,000	20,626,000
Long-term liabilities:	—	—
Deferred revenue	1,005,000	902,000
Deferred rent	59,000	76,000

Total long-term liabilities	1,064,000	978,000

Total liabilities	21,797,000	21,604,000
Total stockholders’ equity	62,606,000	61,245,000

Total liabilities and stockholders’ equity	$84,403,000	$82,849,000

ZIX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended March 31,
	2013	2012
Revenue	$11,764,000	$10,301,000
Cost of revenue	1,936,000	1,855,000

Gross profit	9,828,000	8,446,000
Operating expenses:
Research and development	2,611,000	1,477,000
Selling, general and administrative	6,616,000	4,330,000

Total operating expenses	9,227,000	5,807,000

Operating income	601,000	2,639,000
Operating margin	5%	26%
Other income, net	60,000	5,000
Income before income taxes	661,000	2,644,000
Income tax expense	(94,000)	(218,000)

Net income	$567,000	$2,426,000

Basic income per common share:	$0.01	$0.04

Diluted income per common share:	$0.01	$0.04

Shares used in per share calculation—basic	60,977,582	63,022,777

Shares used in per share calculation—diluted	62,032,258	63,764,735

ZIX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended March 31,
	2013	2012
Operating activities:
Net income	$567,000	$2,426,000
Non-cash items in net income	786,000	608,000
Changes in operating assets and liabilities	(275,000)	(501,000)

Net cash provided by operating activities	1,078,000	2,533,000
Investing activities:
Purchases of property and equipment	(250,000)	(228,000)

Net cash used in investing activities	(250,000)	(228,000)
Financing activities:
Proceeds from exercise of stock options	392,000	19,000
Proceeds from exercise of warrants	—	—
Payment of license subscription note payable	—	—
Purchase of Treasury Stock	—	(4,998,000)

Net cash used in financing activities	392,000	(4,979,000)

Increase (Decrease) in cash and cash equivalents	1,220,000	(2,674,000)
Cash and cash equivalents, beginning of period	22,988,000	20,680,000

Cash and cash equivalents, end of period	$24,208,000	$18,006,000

ZIX CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

			Three Months Ended March 31,
			2013	2012
Revenue:
GAAP revenue			$11,764,000	$10,301,000

Cost of revenue
GAAP cost of revenue			$1,936,000	$1,855,000
Stock-based compensation charges (1)	(A	)	(42,000)	(25,000)

Non-GAAP adjusted cost of revenue			$1,894,000	$1,830,000

Gross profit:
GAAP gross profit			$9,828,000	$8,446,000
Stock-based compensation charges (1)	(A	)	42,000	25,000

Non-GAAP adjusted gross profit			$9,870,000	$8,471,000

Research and development expense
GAAP research and development expense			$2,611,000	$1,477,000
Stock-based compensation charges (1)	(A	)	(51,000)	(21,000)

Non-GAAP adjusted research and development expense			$2,560,000	$1,456,000

Selling and marketing expense
GAAP Selling and marketing expense			$3,610,000	$2,531,000
Stock-based compensation charges (1)	(A	)	(121,000)	(62,000)

Non-GAAP adjusted selling and marketing expense			$3,489,000	$2,469,000

General and administrative expense
GAAP general and administrative expense			$3,006,000	$1,799,000
Stock-based compensation charges (1)	(A	)	(188,000)	(99,000)
Non-recurring litigation costs (2)	(B	)	(1,126,000)	(158,000)

Non-GAAP adjusted general and administrative expense			$1,692,000	$1,542,000

Operating income:
GAAP operating income			$601,000	$2,639,000
Stock-based compensation charges (1)	(A	)	402,000	207,000
Non-recurring litigation costs (2)	(B	)	1,126,000	158,000

Non-GAAP adjusted operating income			$2,129,000	$3,004,000

Adjusted Operating Margin			18.1%	29.2%
Net income:
GAAP net income			$567,000	$2,426,000
Stock-based compensation charges (1)	(A	)	402,000	207,000
Non-recurring litigation costs (2)	(B	)	1,126,000	158,000
Income tax impact	(C	)	29,000	69,000

Non-GAAP adjusted net income			$2,124,000	$2,860,000

Diluted net income per common share:
GAAP net income			$0.01	$-$0.04
Adjustments per share	(A-C	)	$0.02	$0.00

Non-GAAP adjusted net income			$0.03	$0.04

Shares used to compute Non-GAAP adjusted net income per share—diluted			62,032,258	63,764,735

Reconciliation of Net income to EBITDA and Adjusted EBITDA:	(D	)
Net income			$567,000	$2,426,000
Income tax provision			94,000	218,000
Interest expense			—	—
Depreciation expense			355,000	333,000

EBITDA			1,016,000	2,977,000
Adjustments:
Share-based compensation expense	(A	)	402,000	207,000
Non-recurring litigation costs	(B	)	1,126,000	158,000

Adjusted EBITDA			$2,544,000	$3,342,000

Adjusted EBITDA margin			21.6%	32.4%
(1) Stock-based compensation charges are included as follows:
Cost of revenues			$42,000	$25,000
Research and development			51,000	21,000
Selling and marketing			121,000	62,000
General and administrative			188,000	99,000

			$402,000	$207,000

(2) Non-recurring litigation costs are included as follows:
General and administrative			1,126,000	158,000

			$1,126,000	$158,000

This presentation includes Non-GAAP measures. Our Non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations of these measures, see items (A) through (D) on the next page.

ZIX CORPORATION

NOTES TO RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

USE OF NON-GAAP FINANCIAL INFORMATION

The Company occasionally utilizes financial measures and terms not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”) in order to provide investors with an alternative method for assessing our operating results in a manner that enables investors to more thoroughly evaluate our current performance as compared to past performance. We also believe these Non-GAAP measures provide investors with a more informed baseline for modeling the Company’s future financial performance. Management uses these Non-GAAP financial measures to make operational and investment decisions, to evaluate the Company’s performance, to forecast and to determine compensation. Further, management utilizes these performance measures for purposes of comparison with its business plan and individual operating budgets and allocation of resources. We believe that our investors should have access to, and that we are obligated to provide, the same set of tools that we use in analyzing our results. These Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. We have provided definitions below for certain Non-GAAP financial measures, together with an explanation of why management uses these measures and why management believes that these Non-GAAP financial measures are useful to investors. In addition, in our earnings release we have provided tables to reconcile the Non-GAAP financial measures utilized to GAAP financial measures.

ADJUSTED NON-GAAP MEASURES

Our Non-GAAP measures adjust GAAP Cost of revenue, Gross profit, Research and development expense, Selling and marketing expense, General and administrative expense, Operating income, Net income, Net income per share—diluted, and EBITDA for non-cash stock-based compensation expense, and non-recurring litigation expense to derive Non-GAAP adjusted Cost of revenue, adjusted Gross profit, adjusted Research and development expense, adjusted Selling and marketing expense, adjusted general and administrative expense, adjusted Operating income, adjusted Net income, adjusted Net income per share—diluted and adjusted EBITDA. We provide a reconciliation of these adjusted Non-GAAP measures to GAAP Gross profit, Operating income, Net income, Net income per share—diluted and EBITDA.

We do not provide a reconciliation of forward-looking adjusted Non-GAAP earnings per share to GAAP earnings per share. Our forward-looking adjusted Non-GAAP earnings per share information consistently excludes non-cash stock-based compensation expense. Additionally, the adjusted Non-GAAP earnings per share will consistently exclude non-recurring items that impact our ongoing business. See items (A) through (C) below for further information on the current quarter’s reconciling items.

Items (A) through (D) on the “Reconciliation of GAAP to Non-GAAP Financial Measures” table are listed to the right of certain categories under “Gross profit,” “Operating income,” “Net income,” “Net income per share—diluted” and “EBITDA” and correspond to the categories explained in further detail below under (A) through (D).

(A) Non-cash stock-based compensation charges relating to stock option grants, restricted stock, and restricted stock units awarded to employees and accounted for in accordance with Share-Based Payment accounting guidance. See (1) on previous page for breakdown of stock-based compensation. Because of varying valuation methodologies, subjective assumptions and varying award types, the Company believes that the exclusion of stock-based compensation charges provides for more accurate comparisons to our peer companies and for a more accurate comparison of our financial results to previous periods. Additionally, the Company believes it is useful to investors to understand the specific impact of non-cash stock-based compensation charges on our operating results.

(B) Non-recurring litigation costs. See item (2) on previous page for breakdown of non-recurring litigation costs. The Company’s management excludes these costs when evaluating the ongoing performance and/or predicting its earnings trends and therefore excludes these charges on our adjusted operating results.

(C) The Non-GAAP adjustment to the tax provision represents the non-cash tax expense included in the GAAP tax provision, including the current period utilization of deferred tax assets created in previous periods. The remaining provision for income taxes represents expected cash taxes to be paid.

(D) EBITDA represents earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA adds back stock-based compensation and non-recurring litigation expenses.